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                                  EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statements of Ferrofluidics Corporation on Form S-8 (File No. 33-38642 and File No. 33-38643) of our report dated August 31, 1995, on our audit of the consolidated financial statements and financial statement schedule of Ferrofluidics Corporation as of June 30, 1995 and for the years ended June 30, 1995 and June 30, 1994, which report is included in this Annual Report on Form 10-K.



                                                /s/ Coopers & Lybrand L.L.P.
                                                Boston, Massachusetts
                                                September 25, 1996





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